[EXECUTION COPY]






                                    GUARANTY


                           dated as of April 29, 1996


                                       of


                            STRATOSPHERE CORPORATION



                                   in favor of


                         THE BENEFICIARIES NAMED HEREIN








                                TABLE OF CONTENTS

Section                                                                Page

1.  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.  Guarantor's Guaranteed Obligations Unconditional . . . . . . . . . .  3

3.  Waiver and Agreement . . . . . . . . . . . . . . . . . . . . . . . .  5

4.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

5.  Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . . .  6

6.  Rights of the Beneficiaries. . . . . . . . . . . . . . . . . . . . .  7

7.  Term of Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . .  7

8.  Agreement of Guarantor . . . . . . . . . . . . . . . . . . . . . . .  7

9.  Representations and Warranties . . . . . . . . . . . . . . . . . . .  7

10.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .  8

11.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

12.  Amendments, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . .  8

13.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

14.  Operative Document. . . . . . . . . . . . . . . . . . . . . . . . .  9

15.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

16.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . .  9




                                    GUARANTY


     THIS GUARANTY (this "GUARANTY"), dated as of April 29, 1996, made by STRATOSPHERE CORPORATION, a Delaware corporation (the "GUARANTOR"), in favor of the Beneficiaries named below pursuant to that certain Participation Agreement, dated as of April 29, 1996 (the "PARTICIPATION AGREEMENT"), among Stratosphere Gaming Corp., a Nevada corporation, as Lessee ("LESSEE"), First Security Trust Company of Nevada, not in its individual capacity but solely as Lessor and Trustee, BA Leasing & Capital Corporation, a California corporation, as Arranger and Agent, and the Co-Agents, the Lead Manager, and the Lenders identified therein. Capitalized terms used and not otherwise defined in this Guaranty shall have the meaning assigned to such term in Appendix 1 to the Participation Agreement.

     WHEREAS, Guarantor is the direct beneficial owner of all the issued and outstanding capital stock of Lessee; and

     WHEREAS, pursuant to the Lease and the Participation Agreement, Trustee has agreed, on behalf of the Trust and each Lender, to purchase the Equipment and lease such Equipment to Lessee pursuant to the Lease; and

     WHEREAS, Guarantor is entering into this Guaranty in order to induce the parties to the Participation Agreement to enter into the transactions contemplated thereby;

     NOW, THEREFORE, Guarantor covenants and agrees as follows:

     SECTION 1. GUARANTY. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Trustee (both individually and in its capacity as Trustee), Agent, each Lender and each other Indemnitee and their respective successors and assigns (individually, a "BENEFICIARY" and, collectively, the "BENEFICIARIES"):


          a. the due, punctual and full payment of all amounts (including amounts payable as damages in case of default and any amounts due pursuant to Articles VII and VIII of the Participation Agreement payable by Lessee pursuant to the Lease, the Participation Agreement, or any other Operative Document to which Lessee is or is to be a party, whether such obligations now exist or arise hereafter, as and when the same shall become due and payable in accordance with the terms thereof (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C.
     Section 362(a), the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b) or the commencement or operation of any other bankruptcy, insolvency, reorganization or like proceeding relating to Lessee); and

          b. the due, prompt and faithful performance of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of Lessee contained in the Participation Agreement, the Lease or any other Operative Documents to which Lessee is or may be a party in accordance with the terms thereof

(such obligations referred to in CLAUSES (A) and (B) above being hereinafter called the "GUARANTEED OBLIGATIONS"); PROVIDED, HOWEVER, that Guarantor shall be liable under this Guaranty only for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

     Guarantor further will pay any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel, which may include allocated costs of staff counsel of any Beneficiary) that may be paid or incurred by any Beneficiary in collecting any Guaranteed Obligations or in preserving or enforcing any rights under this Guaranty or under the Guaranteed Obligations, it being understood that Guarantor shall not be obligated to pay hereunder to the extent that Lessee has made such corresponding payments under the Operative Documents.

     This Guaranty constitutes an unconditional and irrevocable guaranty of payment, performance and compliance and not of collectability, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Lessee or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against Guarantor without regard to the validity or enforceability of the Lease, the Participation Agreement or any other Operative Document.

     If for any reason whatsoever Lessee shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable or to perform or comply with any such obligation, covenant, term, condition or undertaking, Guarantor will immediately pay or cause to be paid such amounts to the Person or Persons entitled to receive the same under the terms of the Operative Documents, as appropriate, or perform or comply with any such obligation, covenant, term, condition or undertaking or cause the same to be performed or complied with, together with interest on any amount due and owing from the date the same shall have become due and payable to the date of payment.

     SECTION 2. GUARANTOR'S GUARANTEED OBLIGATIONS UNCONDITIONAL. The covenants and agreements of Guarantor set forth in this Guaranty shall be primary obligations of Guarantor, and shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Guarantor with its obligations hereunder), whether based upon any claim that Lessee, Guarantor, or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantor or Lessee shall have any knowledge or notice thereof) including, without limitation:

          a. any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Guaranteed Obligations, the Lease or any Operative Document, or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any such agreements or any of the parties to such agreements, or to the Equipment, or any assignment or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Guaranteed Obligations; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any Collateral;

          b. any failure, omission or delay on the part of Lessee, any Beneficiary or any other Person to conform or comply with any term of any instrument or agreement referred to in CLAUSE (A) above;

          c. any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in CLAUSE (A) above or any obligation or liability of Lessee or any Beneficiary, or any exercise or non-exercise by any Beneficiary or any other Person of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

          d. any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Lessee any Beneficiary or any other Person, or any of their respective properties or creditors, the imposition of any stay or injunction in connection with any such proceeding, or any action taken by any trustee or receiver or by any court in any such proceeding;

          e. any limitation on (i) the liability or obligations of Lessee, Guarantor or any other Person under any agreement or instrument referred to in CLAUSE (A) above, or (ii) the Guaranteed Obligations, any collateral security for the Guaranteed Obligations;

          f. any other guaranty of the Guaranteed Obligations or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement or instrument, referred to in CLAUSE (A) above or any term of any thereof;

          g. any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Equipment by Lessee or any other Person for any reason whatsoever (including any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of the Lease), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;

          h. any merger or consolidation of Lessee or Guarantor into or with any other Person or any sale, lease or transfer of any of the assets of Lessee or Guarantor to any other Person;

          i. any change in the ownership of any shares of capital stock of Lessee or any corporate change in Lessee;

          j. a failure of the Lease to become effective;

          k. any assignments, transfers or subleases of the Lease or any of Lessee's rights thereunder including an assignment, transfer or sublease pursuant to Article IV of the Lease; or

          l. any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

     The unconditional obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties.

     SECTION 3. WAIVER AND AGREEMENT. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guaranty and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in Section 2, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under any agreement or instrument referred to in clause (a) of SECTION 2, and notice of default or any failure on the part of Lessee to perform and comply with any covenant, agreement, term or condition of any agreement or instrument referred to in CLAUSE (A) of Section 2; (d) any right to the enforcement, assertion or exercise against Lessee of any right, power, privilege or remedy conferred in any agreement or instrument referred to in CLAUSE (A) of SECTION 2 or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under any agreement or instrument referred to in CLAUSE (A) of SECTION 2; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in any agreement or instrument referred to in CLAUSE (A) of SECTION 2 or the Collateral; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

     Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Lessee is rescinded or must be otherwise restored by any of the Beneficiaries, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     Guarantor further agrees that, without limiting the generality of this Guaranty, if a Lease Event of Default shall have occurred and be continuing and Trustee or its assignee is prevented by applicable law from exercising its remedies under the Lease or if any agreement or instrument referred to in CLAUSE
(A) of SECTION 2 shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver or liquidating agent of Lessee or any other Person upon the occurrence of an Insolvency Event, Guarantor's Guaranteed Obligations hereunder shall continue to the same extent as if Trustee had exercised any remedies available under the Lease and any such agreement or instrument had not been rejected or disaffirmed.

     SECTION 4. ASSIGNMENT. Guarantor hereby acknowledges that it is contemplated that on the date hereof the Trustee will assign to the Agent for the benefit of the Lenders all of the Trustee's rights, title and interest in and to this Guaranty in respect of any Guaranteed Obligations hereunder which are part of the Trust Estate and Guarantor hereby agrees to such assignment.

     SECTION 5. WAIVER OF SUBROGATION. Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Lessee that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty or any other Operative Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of Beneficiaries against Lessee or any Collateral which Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from Lessee, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to Agent to be credited and applied pursuant to the terms of the Loan Agreement and the Trust Agreement. Guarantor acknowledges that it will receive substantial economic benefits from the financing arrangements contemplated by the Operative Documents and that the waiver set forth in this
Section 5 is knowingly made in contemplation of such benefits. Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Agent, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of Guarantor or the right of Guarantor to proceed against any Person for reimbursement or both.

     SECTION 6. RIGHTS OF THE BENEFICIARIES. This Guaranty is made for the benefit of, and shall be enforceable by, each Beneficiary as its interest may appear or by the Agent on behalf of the Beneficiaries.

     SECTION 7. TERM OF GUARANTY. This Guaranty and all guaranties, covenants and agreements of Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all the Guaranteed Obligations shall be indefeasibly paid in full in cash and all the agreements of Guarantor hereunder and the Lessee hereunder and under the Lease, the Participation Agreement and the other Operative Documents shall have been duly performed. If, as a result of any bankruptcy, dissolution, reorganization, insolvency, arrangement or liquidation proceedings (or proceedings similar in purpose or effect), or if for any other reason any payment received by any Beneficiary in respect of the Guaranteed Obligations is rescinded or must be returned by such Beneficiary, this Guaranty shall continue to be effective as if such payment had not been made and, in any event, as provided in the preceding sentence.

     SECTION 8. AGREEMENT OF GUARANTOR. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Lessee and of all other circumstances with respect to any of the Guaranty Obligations, and Guarantor agrees that no Beneficiary shall be under any duty to advise Guarantor of information known to it regarding such condition or any such circumstance; whether or not any Beneficiary has a reasonable opportunity to communicate such information or has reason to believe that any such information is unknown to Guarantor or materially increases the risk to Guarantor beyond the risk Guarantor intends to assume hereunder.

     SECTION 9. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to each Beneficiary as follows:

          a. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Guaranty and the other Operative Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

          b. The execution and delivery by Guarantor of this Guaranty and the other Operative Documents to which it is a party and the consummation by Guarantor of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Guarantor. This Guaranty and the other Operative Documents to which Guarantor is a party have each been duly executed and delivered by Guarantor and each constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity).

          c. The execution and delivery of this Guaranty and the other Operative Documents to which Guarantor is a party and the consummation by Guarantor of the transactions contemplated hereby do not (i) contravene or result in a default under Guarantor's articles of incorporation or bylaws, (ii) contravene or result in a default under any contractual restriction, law or governmental regulation or court decree or order binding on Guarantor,
     (iii) require any filings, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any Lien on Guarantor's properties, other than Permitted Liens.

     SECTION 10. FURTHER ASSURANCES. Guarantor hereby agrees to execute and deliver all such instruments and take all such action as any Beneficiary may from time to time reasonably request in order to fully effectuate the purposes of this Guaranty.

     SECTION 11. NOTICES, ETC. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 9.3 of the Participation Agreement.

     SECTION 12. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiaries, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 13. SEVERABILITY. In case any provisions of this Guaranty or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and statements and any other application thereof shall not in any way be affected or impaired thereby. To the extent permitted by law, Guarantor hereby waives any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

     SECTION 14. OPERATIVE DOCUMENT. This Guaranty is an Operative Document executed pursuant to the Participation Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 15. GOVERNING LAW. THIS GUARANTY HAS BEEN DELIVERED IN AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAWS AND CONFLICTS RULES OF SUCH STATE.

     SECTION 16. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon Guarantor and its successors, transferees and assigns and inure to the benefit of and be enforceable by the respective successors, transferees, and assigns of the Beneficiaries; provided, however, that Guarantor may not delegate any of its obligations hereunder without the prior written consent of the Trustee and each Lender.


     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.


                              STRATOSPHERE CORPORATION



                              By: /s/ THOMAS A. LETTERO
                              Name:  Thomas A. Lettero
                              Title:Vice President-Administration
                                    Chief Financial Officer